Exhibit 99.1

CELSION CORPORATION ANNOUNCES $35 MILLION REGISTERED DIRECT OFFERING PRICED AT-THE-MARKET UNDER NASDAQ RULES

LAWRENCEVILLE, NJ / January 22, 2021 / Celsion Corporation (NASDAQ: CLSN) (“Celsion” or the “Company”), today announced it has entered into definitive agreements with institutional investors for the purchase and sale of 25,925,925 shares of its common stock at a purchase price of $1.35 per share in a registered direct offering, priced at-the-market under Nasdaq rules, for gross proceeds of $35 million before deducting placement agent fees and expenses. The closing of the offering is expected to occur on or about January 26, 2021, subject to the satisfaction of customary closing conditions.

A.G.P./Alliance Global Partners is acting as lead placement agent for the offering.

Brookline Capital Markets, a division of Arcadia Securities, LLC, is acting as co-placement agent for the offering.

This offering is being made pursuant to an effective shelf registration statement on Form S-3 (File No. 333-227236) previously filed with the U.S. Securities and Exchange Commission (the “SEC”), and an additional registration statement pursuant to Rule 462(b) (File No. 333-252320) under the Securities Act of 1933, as amended. A prospectus supplement describing the terms of the proposed offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov. Electronic copies of the prospectus supplement may be obtained, when available, from A.G.P./Alliance Global Partners, 590 Madison Avenue, 28th Floor, New York, NY 10022, or by telephone at (212) 624-2060, or by email at prospectus@allianceg.com. Before investing in this offering, interested parties should read in their entirety the prospectus supplement and the accompanying prospectus and the other documents that the Company has filed with the SEC that are incorporated by reference in such prospectus supplement and the accompanying prospectus, which provide more information about the Company and such offering.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Celsion

Celsion is a fully integrated oncology company focused on developing a portfolio of innovative cancer treatments, including immunotherapies, DNA-based therapies and directed chemotherapies. The Company’s product pipeline includes GEN-1, a DNA-based immunotherapy for the localized treatment of ovarian cancer and ThermoDox®, a proprietary heat-activated liposomal encapsulation of doxorubicin, currently in Phase III development for the treatment of primary liver cancer and in development for other cancer indications. Celsion has two feasibility stage platform technologies for the development of novel nucleic acid-based immunotherapies and other anti-cancer DNA or RNA therapies. Both are novel synthetic, non-viral vectors with demonstrated capability in nucleic acid cellular transfection. For more information on Celsion, visit: http://www.celsion.com. (CLSN-FIN).

Forward-Looking Statements

Forward-looking statements in this news release are made pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Readers are cautioned that such forward-looking statements involve risks and uncertainties including, without limitation, statements relating to the offering and the use of proceeds therefrom, unforeseen changes in the course of research and development activities and in clinical trials; the uncertainties of and difficulties in analyzing interim clinical data, particularly in small subgroups that are not statistically significant; FDA and regulatory uncertainties and risks; the significant expense, time and risk of failure of conducting clinical trials; the need for Celsion to evaluate its future development plans; possible acquisitions or licenses of other technologies, assets or businesses; possible actions by customers, suppliers, competitors or regulatory authorities; and other risks detailed from time to time in the Celsion’s periodic filings with the Securities and Exchange Commission. Celsion assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, new information or otherwise.

Celsion Investor Contact

Jeffrey W. Church

Executive Vice President and CFO

609-482-2455

jchurch@celsion.com

or

LHA Investor Relations

Kim Sutton Golodetz

212-838-3777

kgolodetz@lhai.com